UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2023

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC CAnada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Cure of Nasdaq Bid Price Deficiency

On August 24, 2023, Lexaria Bioscience Corp. (the “Company”) received a letter from the listing qualifications department staff of The Nasdaq Stock Market (“Nasdaq”) confirming that the closing bid for the Company’s common stock during the ten (10) consecutive business days from August 10, 2023 to August 23, 2023 had been at or greater than $1.00 and therefore compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq had been regained.

To note, the Company has also called a special meeting of shareholders to approve a possible reverse stock split by no later than May 31, 2024 to ensure that the Company would be able to maintain its Nasdaq listing. While the Company currently has regained compliance with Nasdaq Listing Rule 5550(a)(2), it intends to proceed with the special meeting and the reverse stock split proposal to ensure that it is in a position to quickly cure any future failure to comply with Nasdaq Listing Rule 5550(a)(2) or to ensure that the Company’s share capital structure is in a better position to attract additional investment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: August 28, 2023

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